Exhibit 11

Interiors, Inc.
Computation of Weighted Average Number of Shares
Outstanding for the six months ended December 31, 1999

                                                           Class A
                                                           & Class    Weighted   Weighted
                                                           B Common      Basic    Diluted
                                                              (000)      (000)      (000)
                                                           ---------  ---------  ---------
Total Common Shares Outstanding at June 30, 1999             32,629
Escrow Shares at June 30, 1999                                 (82)

Class A Common and Class B Common for EPS at June 30,
1999                                                         32,547     32,547     32,547

Additional Common Shares                                      2,130      1,283      1,283

Total Common Shares Outstanding at December 31, 1999
Escrow Shares at December 31, 1999                           34,677

Class A Common and Class B Common for EPS at December
31, 1999                                                     34,677     33,830     33,830